Exhibit 99.1

         ADVANCIS PHARMACEUTICAL ANNOUNCES PROMOTION OF ROBERT C. LOW TO
                           CHIEF FINANCIAL OFFICER

               FORMER ACTING FINANCIAL CHIEF NAMED ADVANCIS CFO

    GERMANTOWN, Md., Oct. 23 /PRNewswire-FirstCall/ -- Advancis Pharmaceutical Corporation (Nasdaq: AVNC), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced the promotion of Robert C. Low to Vice President, Finance and Chief Financial Officer (CFO), effective immediately. Mr. Low previously served as Vice President, Finance and Acting CFO, and had joined Advancis in August 2003 as Corporate Controller.

    "Bob has been a critical part of our management team since joining the Company and has been instrumental in developing our financial reporting and regulatory compliance initiatives. His significant experience and technical expertise position him extremely well to formally assume the additional responsibilities of Advancis Chief Financial Officer," said Edward M. Rudnic, Ph.D., president and CEO of Advancis. "Bob has demonstrated his leadership and management abilities throughout his transitional period as acting CFO, and we are happy to recognize his contributions to Advancis through this promotion."

    Mr. Low joined Advancis in August 2003 as corporate controller and has been responsible for the Company's accounting, tax, financial reporting, and internal controls since that time. Prior to joining Advancis, he was senior vice president and corporate controller for American Medical Laboratories, Inc. prior to its acquisition by Quest Diagnostics, Inc. Mr. Low has an extensive background in public accounting, auditing, and in senior accounting positions with publicly-traded companies. He is also a Certified Public Accountant.

    ABOUT ADVANCIS PHARMACEUTICAL:

    Advancis Pharmaceutical Corporation (Nasdaq: AVNC) is a pharmaceutical company focused on the development and commercialization of anti-infective drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing a portfolio of anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in frontloaded staccato bursts, or "pulses," are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, Advancis has developed a proprietary, once-a-day pulsatile delivery technology called PULSYS. By examining the resistance patterns of bacteria and applying its delivery technologies, Advancis has the potential to redefine infectious disease therapy and significantly improve drug efficacy, shorten length of therapy, and reduce drug resistance versus currently available antibacterial products. For more on Advancis, please visit http://www.advancispharm.com.

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    This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Advancis' current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect," "intend," "anticipate," "plan," "hope," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company's future development plans, clinical trials, and financial results. The actual results realized by Advancis could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company's financial results and the ability of the Company to (1) reach profitability, (2) prove that the preliminary findings for its product candidates are valid, (3) receive required regulatory approvals, (4) successfully conduct clinical trials in a timely manner, (5) establish its competitive position for its products, (6) develop and commercialize products that are superior to existing or newly developed competitor products, (7) develop products without any defects, (8) have sufficient capital resources to fund its operations, (9) protect its intellectual property rights and patents, (10) implement its sales and marketing strategy, (11) successfully attract and retain collaborative partners, (12) successfully develop, commercialize, and receive market acceptance of its Keflex products, and (13) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. Advancis undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.

SOURCE  Advancis Pharmaceutical Corporation
    -0-                             10/23/2006
    /CONTACT: Bob Bannon, Vice President, Investor Relations & Corporate Communications of Advancis Pharmaceutical Corporation, +1-301-944-6710, or rbannon@advancispharm.com /
    /Web site:  http://www.advancispharm.com /